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                                                               Exhibit 10.8.6


                        SUPPLEMENTAL AGREEMENT TO THE AMENDED
                        AND RESTATED WHOLESALE POWER CONTRACT


    THIS SUPPLEMENTAL AGREEMENT TO THE AMENDED AND RESTATED WHOLESALE POWER CONTRACT, dated as of May 1, 1997 (together with permitted amendments hereto, this "Supplement"), is entered into by and between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia (the "Seller"), and ALTAMAHA ELECTRIC MEMBERSHIP CORPORATION, an electric membership corporation organized and existing under the laws of the State of Georgia (the "Member").

                                   R E C I T A L S:

    WHEREAS, the Seller and the Member have entered into that certain Amended and Restated Wholesale Power Contract, dated as of August 1, 1996 (together with permitted amendments thereto, the "Wholesale Power Contract"), under which the Seller agrees to sell and the Member agrees to purchase certain quantities of electric capacity and energy;

    WHEREAS, for the benefit of the Member and the Participating Members, the Seller has entered into that certain Power Purchase and Sale Agreement, dated as of April 7, 1997, between Morgan Stanley Capital Group, Inc. ("MS") and the Seller and amended by a letter agreement dated April 8, 1997 (as supplemented by any arbitration, mediation, amendment, administrative procedure or other method of implementing and administering such contract permitted under the provisions of such contract, the "MS Contract");

    WHEREAS, under the MS Contract the Seller will purchase electric capacity and energy from MS for resale to the Participating Members for various terms as set forth in Exhibit 1.62 to the MS Contract and has agreed to sell to MS certain electric energy that MS schedules or is obligated to take; and

    WHEREAS, to receive the benefits of the MS Contract, the Member wishes during the Supplement Term to agree to certain terms and conditions as provided herein.

    NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the Seller and the Member hereby agree as follows:

    1. DEFINITIONS. All capitalized terms used herein that are defined in the Wholesale Power Contract, as well as the term "member," shall have their respective meanings set forth in the Wholesale Power Contract, unless the context in which such term is used clearly requires otherwise. All other capitalized terms used herein shall have the respective meanings set forth below.




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    "Confidential Information" shall have the meaning set forth in the MS
Contract.

    "Customer Choice Customer" shall have the meaning set forth in the MS Contract.

    "Customer Choice Load" shall have the meaning set forth in the MS Contract.

    "Electric Energy" shall have the meaning set forth in the MS Contract.

    "Exhibit 5" is as defined in Section 3.1 (b).

    "Exhibit 6" is as defined in Section 3.1 (b).

    "Interval" shall have the meaning set forth in the MS Contract.

    "Member's Supplement Term" has the meaning set forth in Section 2.

    "MS" means Morgan Stanley Capital Group, Inc.

    "MS Contract" is as defined in the Second Recital.

    "MS Future Resource" is the Future Resource in which the Member is allocated a PCR in Exhibit 6.

    "MS Power Sale Resource" is the Power Sale Resource in which an allocation is made to the Member in Exhibit 5.

    "MS Schedule" shall have the meaning set forth in the MS Contract.

    "Nominate" shall have the meaning set forth in the MS Contract.

    "Participating Members" means those Members of Seller identified in Exhibits 5 and 6, each of which has executed a Supplemental Agreement substantially identical to this Agreement.

    "Rate Schedule A" means Rate Schedule A to the Wholesale Power Contract.

    "Schedule" shall have the meaning set forth in the MS Contract.

    "Supplemental Agreement(s)," when used in reference to other Participating Member(s), means that Supplemental Agreement(s) substantially identical to this Supplement entered into between Seller and such other Participating Member(s).

    "Supplement Schedule A" means Schedule A, Morgan Stanley Power Marketer Supplement Formulary Rate Application, attached hereto.

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    "Wholesale Power Contract" is as defined in the First Recital.

    2. MEMBER'S SUPPLEMENT TERM. This Supplement shall be effective as of the date on which the Administrator's approval of this Supplement is effective and shall continue in effect until the termination of the MS Contract, whether as the result of expiration, early termination, cancellation in the event of default prior to the end of the fixed term, or otherwise (such period, the "Member's Supplement Term"); provided, however, that (i) any Party's cost or liability to the other Party hereunder, or as the result of the MS Contract, that arises prior to such termination or results, in whole or in part, from events or circumstances occurring prior to such termination, and (ii) the representations and warranties made in Section 5 of this Supplement and the provisions of 6.3 shall survive the Supplement Term.

    3.   FUTURE  RESOURCE AND POWER SALES RESOURCE OBLIGATIONS.

         3.1. New PCRs. (a) The MS Contract shall be a Future Resource for purposes of the Seller's purchases thereunder and a Power Sales Resource for purposes of the Seller's sales thereunder. All Participating Members, including the Member, receive allocations in the MS Contract Power Sale Resource, as set forth in Exhibit 5, and are assigned a PCR in the MS Future Resource, as set forth in Exhibit 6.

         (b) The Member hereby approves the MS Contract and confirms that the requirements of Sections 3.2.1 and 3.4.2 of the Wholesale Power Contract have been met with respect to the allocations to the Member set forth in Exhibits 5 and 6 to Appendix 1 to "Rate Schedule A" to the Wholesale Power Contract ("Exhibit 5" and "Exhibit 6" respectively).

         (c) The Member hereby acknowledges that neither the MS Contract nor this Supplement affects the Member's PCR with respect to any of the Existing Resources or its allocation with respect to Power Sales Resources listed on
Exhibit 1 to Appendix 1 to "Rate Schedule A".

         3.2 Cost Responsibility. The Member hereby approves the MS Contract, including additional quantities purchased by Seller under the MS Contract pursuant to Section 2.5(a) of the MS Contract, but excluding Customer Choice Loads with an intitial connected demand exceeding ten (10) MW, for the purpose of the requirement that it be approved by seventy-five percent (75%) of the members of the Seller and acknowledges that the MS Contract constitutes a Future Resource with respect to which all members of the Seller shall become liable for a pro rata share upon a Payment Default as provided in Section 3.5.3 of the Wholesale Power Contract. The Member acknowledges that "Rate Schedule A" shall provide for recovery of net costs incurred by the Seller as the result of the sales made under the MS Contract.

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    4.    RATES.

         4.1 Application of Formula. Supplement Schedule A attached hereto and incorporated herein by reference defines how the formulae contained in "Rate Schedule A" are to be applied to the costs incurred and revenues received under the MS Contract.

         4.2 Limit on Changes. The Seller may modify the definitions in Supplement Schedule A, but only to the extent necessary to ensure that all costs and revenues under the MS Contract are recovered by and credited to those Participating Members that are Participating Members at the time such costs and revenues are incurred; provided, however, that during the Member's Supplement Term, the Seller shall not enter into an amendment of the MS Contract which modifies the Member's individual rates established under the MS Contract and set forth in Supplement Schedule A unless any such amendment of the MS Contract is negotiated to comply with the provisions of Sections 16.1 or 16.3 of the MS Contract or is approved by seventy-five percent (75%) of the Participating Members.

         4.3 No Unilateral Filings. Notwithstanding Section 11.3.1 of the Wholesale Power Contract, during the Member's Supplement Term, (i) the Seller shall not unilaterally file an application for a change in any part of "Rate Schedule A" that is expressly prohibited by Section 4.2 of this Supplement and
(ii) the Member shall not protest or make any unilateral filing complaining of a change expressly permitted by Section 4.2 of this Supplement.

         4.4 Continued Justness and Reasonableness of Rate. The Seller has provided the Member with a copy of "Rate Schedule A", as amended through February 24, 1997. The Member confirms that the rates, terms and conditions established under the Wholesale Power Contract, including "Rate Schedule A" are just and reasonable and not unduly discriminatory and remain fully consistent with the provisions of Section 11.1 of the Wholesale Power Contract.

    5. MEMBER'S REPRESENTATIONS AND WARRANTIES. The Member makes the following representations and warranties to Seller and agrees to indemnify Seller against all losses and damages resulting from a breach of same:

         5.1 The Member warrants and represents that it will not, during the term of the MS Contract, take any action, enter into any contracts or otherwise incur obligations that could reasonably be anticipated to interfere with or adversely affect Seller's ability to perform its obligations under the MS Contract; and

         5.2 The Member warrants and represents that it will not, during the term of the MS Contract, take any action that could reasonably be anticipated to cause either Seller or MS to lose their authority to sell power as contemplated under the MS Contract.

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    6.   SCHEDULING MEMBER.

         6.1 The Member hereby waives the right to become a Scheduling Member with respect to its PCR share of the MS Future Resource, its allocation in the MS Power Sale Resource, and the fifty percent (50%) of its allocation in the underlying Existing Resources committed to the MS Power Sale Resource prior to May 1, 1998.

         6.2 In addition to the terms and conditions of the Wholesale Power Contract, the Member's right to become and to act as a Scheduling Member after May 1, 1998 shall be subject to (i) the terms and conditions of the MS Contract, including the consent of MS pursuant to Section 3.11 of the MS Contract, (ii) the Member's and its agents' agreement to abide by the terms of the MS Contract governing the treatment of Confidential Information, and (iii) Member's acknowledgment that no special consideration as to the timing for submittal of schedules by the Member can be given due to the timing of Schedules submitted by MS pursuant to the MS Contract.

         6.3 Subject to Sections 6.1 and 6.2, until six (6) months following expiration of the Supplement Term, the Member shall have the right to elect to become a Scheduling Member with respect to the fifty percent (50%) of the Member's allocation in the underlying Existing Resources committed to the MS Power Sale Resource and to the Member's total energy requirements not subject to separate scheduling pursuant to the LPM Supplemental Agreement without regard to whether the Member is a Scheduling Member with respect to the remainder of the Member's total energy requirements.

         6.4  If a Member is a Scheduling Member pursuant to both this Section
6 and pursuant to Section 3.3 of the LPM Supplemental Agreement, Member shall be a Scheduling Member with respect to one hundred percent (100%) of its resources and energy requirements.

    7. NO THIRD PARTY BENEFICIARIES. Subject to the provisions of Section 10 below, the Seller and the Member agree that no other Member of the Seller or any other third party is an intended third-party beneficiary of this Supplement, except as may be provided in a separate instrument executed by each of the Seller and the Member.

    8.   RULES OF CONSTRUCTION.

         8.1 Headings. The descriptive headings of the various articles, sections and subsections of this Supplement and the Schedules attached hereto have been inserted for convenience of reference only and shall not be construed as to define, expand, or restrict the rights and obligations of the parties.

         8.2 Including. Wherever the term "including" is used in this Supplement and the Schedules attached hereto, such term shall not be construed as limiting the generality of any statement, clause, phrase or term.

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         8.3  Plural and Singular.  The terms defined in this Agreement and the
Schedule attached hereto shall include the plural as well as the singular and the singular as well as the plural.

    9. ASSIGNMENT. This Supplement and the rights and obligations hereunder are not assignable except when assigned by either Party (i) in an Assignment for Security along with the Wholesale Power Contract or (ii) to any assignee or transferee that succeeds to its rights and obligations under the Wholesale Power Contract. In each such case, this Supplement shall be assigned with the Wholesale Power Contract and such assignee or transferee shall agree in writing
to be bound by the terms hereof.   Any attempted assignment other than to the
assignee of a Party's rights and obligations under the Wholesale Power Contract shall be void and unenforceable. This Supplement shall be binding on and inure to the benefit of the permitted successors and permitted assigns of the Parties.

    10. RUS. This Supplement shall not be effective unless and until approved in writing by the Administrator. This Supplement is subject to the rights and obligations of the Parties under that certain Amended and Restated Supplemental Agreement, dated as of August 1, 1996, among the Seller, the Member, and the Government, acting through the Administrator, in the same manner and to the same extent as the Wholesale Power Contract.

    11. GOVERNING LAW. Except to the extent governed by applicable federal law, this Supplement shall be governed by, and construed in accordance with, the law of the State of Georgia.

    12. WAIVER. No Party shall be deemed to waive any provisions of this Supplement unless such waiver shall be in writing and signed by the Party charged with the waiver. No waiver shall be deemed to be a continuing waiver unless those stated in writing.

    13. AMENDMENTS. Except as permitted in Section 4.2 of this Supplement, no change, amendment or modification of this Supplement shall be valid or binding upon the Parties unless such change, amendment or modification shall be in writing and duly executed by the Parties.

    14. SEVERABILITY. If any provisions of this Supplement is void or enforceable, the remainder of this Supplement shall not be affected thereby.


                          [Signatures on the following page]

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    IN WITNESS WHEREOF, the Seller and the Member have caused this Supplement to be executed, attested, sealed and delivered by their respective duly authorized officers as of the day and year first written above.

                                  SELLER:

                                  OGLETHORPE POWER CORPORATION
                                    (AN ELECTRIC MEMBERSHIP CORPORATION)


[CORPORATE SEAL]                  By:   /s/ T. D. Kilgore
                                        ---------------------------------
                                        T.D. Kilgore, President and Chief
                                          Executive Officer

ATTEST:


  /s/ Patricia N. Nash
--------------------------
Patricia N. Nash
Secretary

                                  MEMBER:

                                  ALTAMAHA ELECTRIC
                                    MEMBERSHIP CORPORATION




[CORPORATE SEAL]                  By:   /s/ Jmon Warnock
                                     ------------------------
                                  Name:   Jmon Warnock
                                         --------------------
                                  Title:   President
                                         --------------------


ATTEST:


  /s/ Bernard Hart
  -----------------------


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                             SCHEDULE TO EXHIBIT 10.8.6

                            SUPPLEMENTAL AGREEMENT TO THE
                                 AMENDED AND RESTATED
                               WHOLESALE POWER CONTRACT
                                         (MS)


    The following is a list of substantially identical Supplemental Agreements to the Amended and Restated Wholesale Power Contracts for the Electric Membership Corporations, dated as of May 1, 1997:

1.  Amicalola EMC                 20.  Middle Georgia EMC
2.  Canoochee EMC                 21.  Mitchell EMC
3.  Carroll EMC                   22.  Ocmulgee EMC
4.  Central Georgia EMC           23.  Oconee EMC
5.  Coastal EMC                   24.  Okefenoke Rural EMC
6.  Cobb EMC                      25.  Pataula EMC
7.  Colquitt EMC                  26.  Planters EMC
8.  Coweta-Fayette EMC            27.  Rayle EMC
9.  Excelsior EMC                 28.  Satilla Rural EMC
10. Flint EMC                     29.  Sawnee EMC
11. Grady EMC                     30.  Slash Pine EMC
12. Greystone Power Corporation,  31.  Snapping Shoals EMC
        an EMC                    32.  Sumter EMC
13. Habersham EMC                 33.  Three Notch EMC
14. Hart EMC                      34.  Tri-County EMC
15. Irwin EMC                     35.  Troup EMC
16. Jackson EMC                   36.  Upson EMC
17. Jefferson EMC                 37.  Walton EMC
18. Lamar EMC                     38.  Washington EMC
19. Little Ocmulgee EMC



    The schedule to the Altamaha EMC Supplemental Agreement and certain amendments to the Cobb EMC Supplemental Agreement and the Snapping Shoals EMC Supplemental Agreement are not filed herewith; however, the Registrant hereby agrees that such documents will be provided to the Commission upon request.

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